UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 15, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of STAAR Surgical Company (the “Company”) in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURTIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Exhibit 1

Broadwood Partners: All Three Leading Proxy Advisory Firms Recommend STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon

ISS Joins Glass Lewis, Egan-Jones, and Long-Term Shareholders in Opposing Proposed Transaction

Concludes There Is No Compelling Reason for Shareholders to Support Proposed Sale of STAAR

Broadwood Cautions STAAR’s Board Against Making Further Significant Decisions Without Robust Shareholder Involvement and Alignment After Mounting Opposition to the Deal

NEW YORK--(BUSINESS WIRE)--Broadwood Partners, L.P. and its affiliates (“Broadwood” or “we”) today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that the shareholders of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA) vote “AGAINST” the Company’s proposed acquisition by Alcon Inc. (“Alcon”) (NYSE: ALC) (the “Proposed Merger”) on the GREEN Proxy Card.

ISS is the third proxy advisory firm to recommend shareholders vote “AGAINST” the Proposed Merger, joining Glass, Lewis & Co., LLC (“Glass Lewis”) and Egan-Jones Ratings Company (“Egan-Jones”). With this recommendation, all three major proxy advisory firms – in addition to shareholders representing more than 34% of STAAR’s outstanding common shares, including Yunqi Capital, Defender Capital, CalSTRS, and former STAAR CEO David Bailey – have made public their opposition to the Proposed Merger.

Neal C. Bradsher, Founder and President of Broadwood, said:

“We are gratified that all three leading proxy advisory firms have recommended against this fundamentally flawed transaction. Their findings – along with the public opposition from several of our fellow shareholders – reinforce our view that STAAR conducted a defective sale process that was rife with conflicts and led to an agreement to sell the Company at a price that significantly undervalues STAAR and its prospects.

Now that all three major proxy advisory firms and several of the Company’s largest shareholders have found serious faults in the judgment of this Board and the irretrievably flawed sale process, we caution the Board against making any further significant decisions, including about the Alcon deal and other transactions, without robust shareholder involvement and alignment. We continue to urge our fellow investors to vote ’AGAINST’ this flawed deal.”

ISS identified multiple “deficiencies, disconnects, and uncertainties”1 with the Proposed Merger and said it is “difficult to identify a compelling reason” for shareholders to support the transaction. ISS’s report reaffirmed Glass Lewis’s and Egan-Jones’s findings — and Broadwood’s firm belief — that the deal was pursued at the wrong time, driven by the wrong process, and resulted in the wrong price for shareholders. The ISS report specifically stated these points as follows:

The Wrong Time

●	“The company’s projections reflect meaningful growth and profitability over the next several years. Moreover, the company has a strong balance sheet and cash reserves that should help it weather current headwinds.”

●	“… [T]he transaction was announced immediately prior to disclosure of Q2 financial results, which were better than expected. Not only does this timing invite further suspicion, but the company has changed the manner in which it presents certain challenges, and it has become increasingly pessimistic despite developments since announcement that have been more positive than negative.”

●	“The company’s Q2 2025 earnings included results that were better than consensus expectations, and the company disclosed positive developments regarding its inventory issues in China.”

●	“… [T]he positioning of announcement immediately prior to disclosure of Q2 earnings may have limited the board’s negotiating power…”

The Wrong Process

●	“… [T]here are valid reasons for shareholders to question whether the wider board was fully informed of potential interest [from parties other than Alcon]. These considerations are particularly troubling, as the board chair had a preexisting business relationship with the acquirer that concluded less than a year before the deal was announced. These facts alone could prompt a shareholder to consider rejecting the offer.”

●	“… [I]t is challenging to fully reconcile [STAAR’s] financial condition with the board’s view that the company would not have garnered interest from PE firms…”

●	“… [T]he board’s decision to forgo an auction process is a cause for concern, since investors lack market-based evidence that the deal presented in fact represents the best available alternative.”

●	“… [T]here has been an abrupt shift in the company’s messaging about its standalone prospects that does not appear to be supported by recent developments.”

The Wrong Price

●	“… [I]t is important to recognize that the company is working through the issues that led to its share price collapse … [T]he results of these efforts have seemingly been more positive than negative since announcement of the transaction. Thus, it would not be unreasonable for shareholders that believe in the company’s turnaround prospects to place more emphasis on the company’s historical trading range as an anchor for value.”

●	“[Alcon’s offer] … represents a 30.6 percent discount to the 52-week high closing price of $40.36...”

Broadwood continues to urge shareholders to use the GREEN Proxy Card to vote “AGAINST” the Proposed Merger and to review its presentation, its proxy materials, and its press releases, all of which are available at www.LetSTAARShine.com.

[1]	Permission to use quotes neither sought nor obtained. Emphasis added.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal C. Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of STAAR in connection with the special meeting of shareholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Special Meeting. SHAREHOLDERS OF STAAR ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of STAAR’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 2

PRESS/MEDIA Media October 9 , 2025 Investing . com, October 9 th – Glass Lewis recommends against STAAR – Alcon merger, bolstering Broadwood’s campaign October 8, 2025 Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self - help September 25, 2025 CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price September 11, 2025 Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon’s takeover of STAAR Surgical September 2, 2025 Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon’s proposed takeover September 2, 2025 MassDevice, September 2 – Alcon faces opposition from Staar Surgical’s largest shareholder in planned acquisition September 2, 2025 Medical Device Network, September 2 – STAAR Surgical’s largest shareholder opposes Alcon takeover Press October 15, 2025 Broadwood Partners: All Three Leading Proxy Advisory Firms Recommend STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon October 14, 2025 Broadwood Partners Comments on STAAR Surgical’s Late and Troubling Disclosure in Deeply Flawed Sale Process to Alcon October 10, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Diligence in Rush to Reaffirm Support for Alcon Sale October 8, 2025 Broadwood Partners: Leading Advisory Firm Glass Lewis Urges STAAR Shareholders to Vote “AGAINST” Sale to Alcon October 8, 2025 Broadwood Partners Questions Integrity of STAAR Surgical’s Last - Minute Forecast Change and Fairness Opinion in Sale to Alcon October 6, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Judgment in Proposed Sale to Alcon October 4, 2025 Broadwood Partners Publishes Presentation Detailing Opposition to STAAR Surgical’s Sale to Alcon September 24, 2025 September 24 – Broadwood Partners Files Definitive Proxy Statement Soliciting STAAR Surgical Stockholders to Vote “AGAINST” Proposed Acquisition by Alcon September 2, 2025 September 2 – Broadwood Announces Intent to Vote Against Acquisition of STAAR Surgical by Alcon SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT